March 23, 2010

For Immediate Release

UREX ENERGY CORP COMPLETES PURCHASE

OF GEOTHERMAL LEASES

March 23, 2010 - Reno, Nevada – Urex Energy Corporation (the “Company” or “Urex”) (OTCBB: URXE) reports that it has completed the purchase of three geothermal leases totalling 6582 acres located in the State of Nevada from Enco Explorations Inc. of Reno, Nevada.

The Geothermal Lease Purchase Agreement provides for the Company to pay Enco Explorations Inc. 100 million shares of the Company’s common stock per an agreement signed March 18, 2010.

As a part of an on-going reorganization of the Company’s business activity, the decision to diversify into the geothermal energy field is aligned with the Company’s long-term strategy to add shareholder value.

About Urex Energy Corporation

Urex also owns a 100% interest in the La Jara Mesa Extension uranium property consisting of 137 unpatented mining claims in the Grants Mining District, Cibola County, New Mexico.  The La Jara Mesa Extension property lies adjacent to Laramide Resources Ltd.'s La Jara Mesa deposit.  Between 1950 and 1978 the Grants Mining District produced 270 million pounds of uranium oxide which ranks it as the most prolific uranium district in the United States.

For more information please contact:

Richard Bachman
Tel: 775-747-0667
Email: info@urexenergy.com
www.urexenergy.com

Notice Regarding Forward Looking Statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.

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